Exhibit 99.1

Contact:
Brunswick Group
Vanessa Chan - ubnt@brunswickgroup.com - 415-671-7676

UBIQUITI NETWORKS REPORTS RECORD FOURTH QUARTER FINANCIAL RESULTS
~ Record quarter for revenue, earnings and cash flow ~

San Jose, Calif. - August 8, 2013 - Ubiquiti Networks, Inc. (NASDAQ:UBNT) (“Ubiquiti”), a product-driven technology company for end-to-end networking solutions, today announced results for the fourth quarter ended June 30, 2013 and fiscal 2013.

Fourth Quarter Financial Highlights

•	Revenues of $101.2 million, an increase of 22% from the prior quarter, marking the third consecutive quarter of sequential double-digit revenue growth.

•	GAAP net income was $28.8 million, an increase of 40% sequentially.

•	Non-GAAP operating profitability of $34.3 million, an increase of 42% sequentially.

•	GAAP Diluted EPS of $0.32 and non-GAAP diluted EPS of $0.33.

•	DSOs declined to 32 days, a record for the company.

•	$47.3 million in net cash provided by operating activities.

Full Year Financial Highlights

•	Revenue of $320.8 million, down 9% from $353.5 million for the same period of the prior year.

•	GAAP Diluted EPS of $0.89 and non-GAAP diluted EPS of $0.91.

•	$227.8 million in cash, up from $122.1 million in the year ago period.

Fourth Quarter Business Highlights

•	Record quarter for airMAX revenue.

•	Accelerating traction in WLAN business, with UniFi rising to fourth place in market share by unit volume in CQ1 and its best-ever quarter in CQ2.

•	Introduced airVision 2, a complete, integrated video surveillance system that disrupts another large market opportunity.

•	Provided Ecuador's Universidad del Azuay's entire campus with UniFi wireless coverage. The UniFi wireless LAN platform is now being deployed in over 100 countries on six continents.

“Finishing fiscal 2013 with record quarterly revenue and earnings demonstrates our ability to quickly overcome challenges. Now we are turning our full focus to growth,” said Robert J. Pera, Founder, Chief Executive Officer and Executive Chairman of Ubiquiti Networks. “Our business model, innovative technology and user community are continuing to disrupt incumbents in the networking market.”

Financial Summary ($, in millions, except per share data)

Financials	F4Q13	F3Q13	F4Q12
Revenues	101.2	83.2	94.9
Cost of Revenues	56.9	47.7	53.8
Gross Profit	44.4	35.5	41.0
Total Operating Expenses	11.2	12.0	7.0
Income from Operations	33.2	23.5	34.1
Non-GAAP EPS (diluted)	0.33	0.24	0.30
Business Outlook
Ubiquiti currently believes the demand environment in its end markets supports the following forecast for the Company's fiscal first quarter ending September 30, 2013:

•	Revenues of between $116 million and $122 million

•	GAAP Diluted EPS of between $0.37 and $0.40

•	Non-GAAP Diluted EPS of between $0.38 and $0.41

Conference Call
Ubiquiti Networks will host a Q&A-only conference call to discuss the Company's financial results at 2:00 p.m. PDT today. In lieu of prepared remarks, the company has provided an audio file and a transcript of management's prepared remarks on the Investor Relations section of Ubiquiti Networks' website, http://www.ubnt.com/.

To listen to the Q&A-only conference call via telephone, dial (877) 291-1296 (U.S. toll-free) or (720) 259-9209 (International) and provide the passcode 21115178. Participants should dial in at least 10 minutes prior to the start of the call. Investors may also listen to a live webcast of the Q&A-only conference call by visiting the Investor Relations section of Ubiquiti Networks' website.

The playback of the Q&A call will be available approximately two hours after the call concludes and will be accessible on the Investor Relations section of Ubiquiti Networks' website.

About Ubiquiti Networks
Ubiquiti Networks (NASDAQ: UBNT) is closing the digital divide by building network communication platforms for everyone and everywhere.  With over 10 million devices deployed in over 180 countries, Ubiquiti is transforming under-networked businesses and communities.  Our leading edge platforms, airMAX™, UniFi™, airFiber™, airVision™, mFi™ and EdgeMAX™ combine innovative technology, disruptive price performance and the support of a global user community to eliminate barriers to connectivity.   For more information, join our community at http://www.ubnt.com

Use of Non-GAAP Financial Information
To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain recurring costs, expenses and gains such as stock based compensation expense and the tax effects of these non-GAAP adjustments. In addition, our non-GAAP adjustments present shares of Series A preferred stock as if these shares had been converted to common stock throughout the periods presented. Reconciliations of the adjustments to GAAP results for the three and twelve months ended June 30, 2013 and 2012 are provided below. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management's decision to use this non-GAAP financial information, the material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under "About our Non-GAAP Net Income and Adjustments" after the tables below.

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP.

Safe Harbor for Forward Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “look”, “anticipate”, “believe”, “estimate”, “expect”, “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding anticipated healthy and strong demand, growth prospects, expected product launches and new updates, market positioning, potential of new technology platforms, effect of anti-counterfeit manufacturing processes, short and long term opportunities, revenues, GAAP diluted EPS and non-GAAP diluted EPS forecasts for the Company's fiscal quarter ending September 30, 2013, and any statements or assumptions underlying any of the foregoing.
Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not limited to, fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, distributors' inventory management practices and general economic conditions; impact of counterfeiting and our ability to contain such impact; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on Qualcomm Atheros for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; our ability to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on the Ubiquiti Community; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification and litigation related to U.S. Securities laws and economic and political conditions in the United States and abroad. We discuss these risks in greater detail under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2012 and in our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2012, December 31, 2012 and March 31, 2013 and other filings filed with the U.S. Securities and Exchange Commission (the SEC), which are available at the SEC's website at www.sec.gov. Copies may also be obtained by contacting Ubiquiti Networks' Investor Relations Department, or by email at investor.relations@ubnt.com or Ubiquiti Networks' Investor Relations website at www.ubnt.com.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date made. Ubiquiti Networks undertakes no obligation to update information contained in this press release. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Ubiquiti Networks Inc. Condensed Consolidated Statement of Operations (In thousands, except per share data) (Unaudited)
	Three Months Ended June 30,		Years Ended June 30,
	2013	2012	2013	2012
Revenues	$101,232	$94,868	$320,823	$353,517
Cost of revenues	56,868	53,827	185,489	202,514
Gross profit	44,364	41,041	135,334	151,003
Operating expenses:
Research and development	5,515	5,028	20,955	16,699
Sales, general and administrative	5,642	1,953	21,775	9,012
Total operating expenses	11,157	6,981	42,730	25,711
Income from operations	33,207	34,060	92,604	125,292
Interest expense and other, net	(281)	(133)	(851)	(1,269)
Income before provision for income taxes	32,926	33,927	91,753	124,023
Provision for income taxes	4,085	5,442	11,263	21,434
Net income	$28,841	$28,485	$80,490	$102,589
Preferred stock cumulative dividend and accretion of cost of preferred stock	—	—	—	(112,431)
Net income (loss) attributable to common stockholders	$28,841	$28,485	$80,490	$(9,842)
Net income (loss) per share of common stock:
Basic	$0.33	$0.31	$0.91	$(0.12)
Diluted	$0.32	$0.30	$0.89	$(0.12)
Weighted average shares used in computing net income (loss) per share of common stock:
Basic	87,148	91,958	88,314	83,460
Diluted	89,064	94,168	90,259	83,460

Ubiquiti Networks Inc. Reconciliation of GAAP Net Income to Non-GAAP Net Income (In thousands, except per share data) (Unaudited)
	Three Months Ended June 30,		Years Ended June 30,
	2013	2012	2013	2012
Net income	$28,841	$28,485	$80,490	$102,589
Stock-based compensation:
Cost of revenues	137	43	446	117
Research and development	442	177	1,433	542
Sales, general and administrative	548	241	1,497	834
Income from a coexistence licensing agreement	—	(1,500)	—	(1,500)
Tax effect of non-GAAP adjustments	(451)	416	(1,351)	3
Non-GAAP net income	$29,517	$27,862	$82,515	$102,585
Non-GAAP diluted EPS (1)	$0.33	$0.30	$0.91	$1.09
Weighted-average shares used in non-GAAP diluted EPS (1)	89,064	94,168	90,259	93,762

(1)
Non-GAAP Diluted EPS is calculated using non-GAAP net income excluding stock-based compensation and income from a coexistence licensing agreement, net of taxes and weighted-average shares outstanding as if Series A preferred stock is treated as common stock for the periods presented.

Ubiquiti Networks, Inc.
Reconciliation of Weighted-Average Shares Used in Computing Net Income (Loss) Per Share of Common Stock-Diluted to Weighted-Average Shares Used In Computing Non-GAAP Diluted EPS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Years Ended June 30,
	2013	2012	2013	2012
Weighted-average shares used in computing net income (loss) per share of common stock-diluted	89,064	94,168	90,259	83,460
Add back:
Weighted-average dilutive effect of stock options and restricted stock units	—	—	—	2,695
Weighted-average shares of Series A preferred shares outstanding	—	—	—	7,607
Weighted-average shares used in computing non-GAAP diluted EPS	89,064	94,168	90,259	93,762

Ubiquiti Networks Inc. Condensed Consolidated Balance Sheets (In thousands, except share amounts) (Unaudited)
	Years Ended June 30,
	2013	2012(1)
Assets
Current assets:
Cash and cash equivalents	$227,826	$122,060
Accounts receivable, net	35,884	75,644
Inventories	15,880	7,734
Current deferred tax asset	733	882
Prepaid expenses and other current assets	3,151	1,577
Total current assets	283,474	207,897
Property and equipment, net	5,976	4,471
Long-term deferred tax asset	527	232
Other long–term assets	2,886	1,136
Total assets	$292,863	$213,736
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$36,187	$26,450
Customer deposits	5,123	235
Deferred revenues	691	805
Income taxes payable	2,788	946
Debt - short-term	5,013	6,968
Other current liabilities	11,150	17,031
Total current liabilities	60,952	52,435
Long-term taxes payable	11,857	7,727
Debt - long-term	71,116	22,623
Deferred revenues - long-term	2,510	—
Total liabilities	146,435	82,785
Stockholders’ equity:
Common stock	87	92
Additional paid–in capital	133,974	128,981
Treasury stock	(123,864)	(69,515)
Retained earnings	136,231	71,393
Total stockholders’ equity	146,428	130,951
Total liabilities and stockholders’ equity	$292,863	$213,736

(1)	Derived from audited consolidated statements as of and for the year ended June 30, 2012.

Ubiquiti Networks Inc. Revenue by Product Category and Geographical Area (In thousands) (Unaudited)
	Three Months Ended June 30,		Years Ended June 30,
	2013	2012	2013	2012
Revenue by Product Category
airMAX	$66,256	$58,991	$202,599	$223,743
New platforms	14,511	12,591	53,868	29,465
Other systems	5,462	10,759	18,190	52,086
Systems	86,229	82,341	274,657	305,294
Embedded radio	1,935	2,032	6,889	10,056
Antennas/other	13,068	10,495	39,277	38,167
Total revenues	$101,232	$94,868	$320,823	$353,517
Revenue by Geographical Area
North America	$31,301	$25,281	$84,820	$88,309
South America	19,944	16,574	65,764	88,325
Europe, the Middle East and Africa	37,170	38,957	127,860	130,494
Asia Pacific	12,817	14,056	42,379	46,389
Total revenues	$101,232	$94,868	$320,823	$353,517

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain recurring costs, expenses and gains.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant recurring items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending upon the Company's activities and other factors, facilitates comparability of the Company's operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures used by Ubiquiti Networks

We compute non-GAAP net income and non-GAAP diluted earnings per share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of recurring stock-based compensation expense and the tax effect of these adjustments. In addition, our non-GAAP diluted earnings per share is calculated using weighted-average shares outstanding as if Series A preferred stock outstanding had been converted to common stock throughout the periods presented. Examples of items excluded from net income are:

•	Recurring charges and gains, including:

◦	Stock-based compensation expense is recognized in accordance with FASB Accounting Standards Codification, Topic 718, Stock Compensation.

•	Income from a coexistence licensing agreement

•	Tax effect of non-GAAP adjustments. After adjusting to exclude the items described above, we apply the principles of ASC 740, Income Taxes, to estimate the non-GAAP income tax provision.

Usefulness of Non-GAAP Financial Information to Investors

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

For more information on the non-GAAP adjustments, please see the tables captioned “Reconciliation of GAAP Net Income to non-GAAP Net Income” and “Reconciliation of Weighted-Average Shares Used in Computing Net Income (Loss) Per Share of Common Stock-Diluted to Weighted-Average Shares Used In Computing Non-GAAP Diluted EPS” included in this press release.